Exhibit 10.1

$500,000,000

VELOCITY COMMERCIAL CAPITAL, LLC

VELOCITY FINANCIAL, INC.

9.375% SENIOR NOTES DUE 2031

PURCHASE AGREEMENT

January 28, 2026

BARCLAYS CAPITAL INC.

As Representative of the several

 Initial Purchasers named in Schedule I attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Velocity Commercial Capital, LLC, a California limited liability company (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Barclays Capital Inc. (“Barclays”) and the other several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Barclays is acting as representative (in such capacity, the “Representative”), $500,000,000 in aggregate principal amount of its 9.375% Senior Notes due 2031 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and Offering Memorandum (each as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantor (as defined below) and U.S. Bank, National Association, as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantee”) by Velocity Financial, Inc., a Delaware corporation, (the “Guarantor”). As used herein, the term “Notes” shall include the Guarantee, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company and the Guarantor have prepared a preliminary offering memorandum, dated January 26, 2026 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated January 28, 2026 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantor, the Notes and the Guarantee. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Company and the Guarantor hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 12:45 p.m. (New York City time) on the date of this Agreement.

Any reference in this Agreement to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K (the “Annual Report”) and all other documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be, that are incorporated by reference therein. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as amended or supplemented, as of any specified date, as the case may be, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date, that are incorporated by reference therein. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”), persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A (in each case, a “QIB”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons are referred to in this agreement as “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

2. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent, warrant and agree as follows:

(a) When the Notes and the Guarantee are issued and delivered pursuant to this Agreement, such Notes and Guarantee will not be of the same class (within the meaning of Rule 144A) as securities of the Company or the Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Company, the Guarantor, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Company and the Guarantor make no representation) in connection with the offer and sale of the Notes.

(d) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantor or any of their respective representatives (other than you and the Initial Purchasers and you and their respective affiliates or any of their respective representatives, as to whom the Company and the Guarantor make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you and the Initial Purchasers and you and their respective affiliates or any of their respective representatives, as to whom the Company and the Guarantor make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of (i) its respective date (or in the case of the Pricing Disclosure Package, as of the Applicable Time) and (ii) the Closing Date (as defined herein), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f) Neither the Company, the Guarantor nor any other person acting on behalf of the Company or the Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantor for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantor is contemplated.

(h) The Offering Memorandum (as amended or supplemented in accordance with Section 5(d) hereof, as applicable) will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum or amendment or supplement thereto, as the case may be, made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package (as amended or supplemented in accordance with Section 5(d) hereof, as applicable) did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package or amendment or supplement thereto, as the case may be, made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j) The Company and the Guarantor have not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule III.

(k) Each Free Writing Offering Document listed in Schedule III(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Free Writing Offering Document listed in Schedule III(B) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(l) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Each of the Company, the Guarantor and the Guarantor’s significant subsidiaries have been duly organized and are validly existing and in good standing as a corporation, trust or limited liability company, as applicable, under the laws of their respective jurisdiction of organization and are duly qualified to do business and in good standing as a foreign corporations or other business entity in each jurisdiction in which their ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, business or prospects of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company, the Guarantor and the Guarantor’s significant subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Guarantor’s Annual Report for the most recent fiscal year and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary, as defined in Rule 1-02 of Regulation S-X.

(n) The Guarantor has an authorized capitalization as set forth under the heading “Capitalization” in each of the Pricing Disclosure Package and the Offering Memorandum as of the date or dates set forth therein, and all of the issued shares of capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The Company and the Guarantor have all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform their respective obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. On the Closing Date, the Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p) The Company has all requisite limited liability company power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). When issued and delivered, the Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q) The Guarantor has all requisite corporate, limited partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantee. The Guarantee has been duly and validly authorized by the Guarantor and when the Indenture is duly executed and delivered by the Guarantor in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Guarantee will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(r) The Company and the Guarantor have all requisite limited liability or corporate power, as applicable, to execute, deliver and perform their respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor.

(s) The issuance and sale of the Notes and the Guarantee, the execution, delivery and performance by the Company and the Guarantor of the Notes, the Guarantee, the Indenture, and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which the Company, the Guarantor or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Guarantor or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), such conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or regulatory body having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the Guarantee, the execution, delivery and performance by the Company and the Guarantor of the Notes, the Guarantee, the Indenture, and

this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

(u) The historical consolidated financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, presents fairly in accordance with GAAP the information required to be stated therein. The summary historical consolidated financial and other data included in the Pricing Disclosure Package and the Offering Memorandum presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements included therein. All disclosures contained or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) RSM US LLP, who have certified certain consolidated financial statements of the Guarantor and its subsidiaries, whose report appears in the Pricing Disclosure Package and the Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(e) hereof, are independent registered public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(w) The Guarantor and its consolidated subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Guarantor’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Guarantor and its consolidated subsidiaries maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Guarantor’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Guarantor’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Guarantor’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Guarantor and its consolidated subsidiaries reviewed or audited by RSM US LLP and the audit committee of the board of directors of the Guarantor (the “Audit Committee”), there were no material weaknesses in the Guarantor’s internal controls.

(x) (i) The Guarantor and its consolidated subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Guarantor and its consolidated subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Guarantor and its consolidated subsidiaries, including the Guarantor’s principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(y) Since the date of the most recent balance sheet of the Guarantor and its consolidated subsidiaries reviewed or audited by RSM US LLP and the Audit Committee, (i) the Guarantor has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls, that could materially adversely affect the ability of the Guarantor or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Guarantor and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that have materially, or are reasonably likely to materially affect, the Guarantor’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z) There is, and has been, no failure on the part of the Guarantor and any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, with which any of them is required to comply.

(aa) Except as described in each of the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, neither the Company, the Guarantor nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities other than pursuant to, as applicable (x) the

Guarantor’s at-the-market equity program, and (y) its employee benefit plans, including, for the avoidance of doubt, its employee stock purchase plan and its omnibus incentive plan (as may be amended and/or restated from time to time), qualified stock option plans or other employee compensation plans (in each case, existing on the date hereof and disclosed in the Pricing Disclosure Package and the Offering Memorandum) (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, except as otherwise disclosed in the Offering Memorandum, and/or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any adverse change or development, or any development involving a prospective adverse change, that could reasonably be expected to result in an adverse change in the condition (financial or otherwise), results of operations, stockholders’ equity, business, management or prospects of the Guarantor and its subsidiaries, taken as a whole, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) The Company, the Guarantor and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than with respect to intellectual property, which is addressed in subsection (dd) below) owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Pricing Disclosure Package and the Offering Memorandum, or (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantor or any of their respective subsidiaries. All assets held under lease by the Company, the Guarantor or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, the Guarantor or any of their respective subsidiaries.

(cc) The Guarantor and its subsidiaries have, and are operating in compliance with, such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor and its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing, that would not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect. Neither the Guarantor, nor any of its subsidiaries, has received notice of any revocation or modification of any such Permits, or has any reason to believe that any such Permits will not be renewed in the ordinary course, that would reasonably be expected, individually or in the aggregate, result in a Material Adverse Effect.

(dd) Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Guarantor and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, inventions, domain names, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and in the past three (3) years have not received any notice of any claim of conflict with any such rights of others, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) There are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property or assets of the Guarantor or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Indenture, the Notes, the Guarantee or the consummation of any of the transactions contemplated hereby. To the Company, the Guarantor and their respective subsidiaries’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ff) Neither the Guarantor nor any of its subsidiaries (i) are in violation of their charter or by-laws (or similar organizational documents), (ii) are in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which they are a party or by which they are bound or to which any of their properties or assets are subject, (iii) are in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over them or their property or assets or (iv) have failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their property or to the conduct of their business, in each case under the foregoing clauses (ii) through (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Except as described in the Pricing Disclosure Package and the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no proceedings that are pending, or known to be contemplated, against the Guarantor or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) the Company, the Guarantor and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Guarantor and its subsidiaries, and (iii) none of the Company, the Guarantor and their respective subsidiaries anticipate capital expenditures relating to Environmental Laws.

(hh) The Company, the Guarantor and each of their respective subsidiaries have filed all federal, other state, local, foreign, and other tax returns required to be filed, which are correct and complete, and have paid all federal and other state, local, foreign and other taxes due (whether imposed directly or indirectly or through withholding) or have obtained extensions thereof, including any interest, additions to tax, or penalties applicable thereto, each through the date hereof, except where the failure to so file or for such filings to be correct and complete would not, individually or in the aggregate, result in a Material Adverse Effect. No tax deficiency has been determined adversely to the Company, the Guarantor or any of their respective subsidiaries and there are no tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, the Guarantor and each of their respective subsidiaries or any of their respective properties or assets except for any tax deficiencies that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) Neither the Company, the Guarantor nor any of their respective subsidiaries is, and immediately after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(jj) The Company, the Guarantor and their respective affiliates have not taken, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Notes.

(kk) Neither the Guarantor nor its subsidiaries, or any of the Guarantor’s controlled affiliates, directors or officers, nor, to the knowledge of the Company and the Guarantor, after due inquiry, agent, employee or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries, has in the course of its actions for, or on behalf of, the Company, the Guarantor or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment or otherwise unlawfully provided anything of value to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Guarantor and its subsidiaries and, to the knowledge of the Guarantor and its controlled affiliates, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith and with the representations and warranties contained herein. Neither the Guarantor nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption or anti-bribery laws.

(ll) The operations of the Guarantor and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(mm) Neither the Guarantor nor any of its subsidiaries, or any of the Guarantor’s controlled affiliates, directors or officers, nor, to the knowledge of the Company and the Guarantor, after due inquiry, agent, employee or controlled affiliate of the Guarantor or any of its subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”); or (ii) organized or ordinarily resident in a country that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Company and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or the activities or business of any person, or in any country or territory, that at the time of such financing or facilitation and is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company, the Guarantor and each of their subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions, in violation of Sanctions.

(nn) No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K (or such successor provision), exists between or among the Company or the Guarantor or their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Guarantor and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(oo) No labor disturbance by, or dispute with, the employees of the Guarantor, the Company or any of their respective subsidiaries exists or, to the knowledge of the Guarantor or the Company, is imminent such that it would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) None of the transactions contemplated by this Agreement or the use of the proceeds from the sale of the Notes, will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(qq) The Company, the Guarantor and its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company, the Guarantor and their respective subsidiaries are in full force and effect; the Company, the Guarantor and each of their respective subsidiaries are in compliance with the terms of such policies; and neither the Company, the Guarantor nor its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no claims by the Company, the Guarantor or any of their respective subsidiaries under any such policy or instrument with respect to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company, the Guarantor nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(rr) The Company and the Guarantor have not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(ss) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Guarantor or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Guarantor or any member of its Controlled Group from the Pension Benefit Guaranty Corporation or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Guarantor or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt) Other than the Guarantor’s securitization entities and warehouse facility entities, no subsidiary of the Guarantor or the Company is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor or the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Guarantor or the Company any loans or advances to such subsidiary from the Guarantor or the Company or from transferring any of such subsidiary’s property or assets to the Guarantor or the Company or any other subsidiary of the Guarantor or the Company, except (i) as described in the Pricing Disclosure Package and the Offering Memorandum, (ii) pursuant to customary prohibitions, restrictions or limitations under secured loan, funding or financing facilities that are permitted under the Indenture or (iii) the note purchase agreements, dated as of February 5, 2024, among the Company, the Guarantor, U.S. Bank Trust Company, National Association, as collateral agent, and the several purchasers party thereto, relating to the Company’s 9.875% Senior Secured Notes due 2029.

(uu) The statistical, industry-related and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum and “road show” (as defined in Rule 433 under the Securities Act) are based on or derived from sources that the Company believes to be reliable in all material respects.

(vv) Immediately after the Closing Date, the Company and the Guarantor, when taken together (the “Consolidated Entity”), will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Consolidated Entity are not less than the total amount required to pay the probable liabilities of the Consolidated Entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Consolidated Entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes and application of the proceeds thereof as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Consolidated Entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Consolidated Entity is not engaged in, or about to engage in, any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged, and (v) neither the Company nor the Guarantor is a defendant in any civil action that would result in a judgment that the Company or the Guarantor is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ww) Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company, the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company or the Guarantor under the Securities Act.

(xx) Neither the Guarantor nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(yy) Neither the Guarantor nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(zz) The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantee and under the captions “Certain U.S. Federal Income Tax Considerations,” “Certain Relationships and Related Party Transactions” and “Description of Other Indebtedness,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(aaa) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as disclosed in the Pricing Disclosure Package or the Offering Memorandum: (i) the Guarantor and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Guarantor and its subsidiaries as currently conducted, reasonably expected to be free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Guarantor and its subsidiaries have implemented and maintain reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by applicable data protection laws and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses as currently conducted, and in the past three (3) years there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data owned or controlled by the Guarantor and its subsidiaries, (iii) the Guarantor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (each a “Data Protection Requirement”), (iv) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Guarantor and its subsidiaries’ knowledge, threatened, alleging non-compliance with applicable Data Protection Requirements.

(bbb) No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Disclosure Package, the Offering Memorandum or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Company and the Guarantor, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantor herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.00% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantor shall not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantor, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act, (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) The Initial Purchasers have not, and prior to the later of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to, or that contains the terms of, the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c), 7(d) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of King & Spalding LLP, at 10:00 A.M., New York City time, on January 30, 2026 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers, by the Representative, of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 10:00 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Company and the Guarantor will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request; provided, that such obligation may be satisfied by delivery of the Offering Memorandum (including any amendments and supplements thereto) by electronic means, including by e-mail delivery of a PDF file.

(b) The Company and the Guarantor will prepare the Offering Memorandum in a form approved by the Representative and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Representative shall not previously have been advised or to which they shall reasonably object after being so advised.

(c) The Company and the Guarantor consent to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or the Guarantor or in the reasonable opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantor will promptly prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) None of the Company nor the Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) The Company will promptly take such actions as the Initial Purchasers may, from time to time, reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) For a period commencing on the date hereof and ending on the 45th day after the date of the Offering Memorandum, the Company and the Guarantor agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company, or sell or grant options, rights or warrants with respect to such debt securities of the Company or securities convertible into or exchangeable for such debt securities of the Company, provided that the foregoing clause (i) shall not be construed to prohibit or limit the Company from redeeming its 7.125% Senior Secured Notes due 2027 and its 9.875% Senior Secured Notes due 2029, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company, or (iv) publicly announce an offering of any debt securities of the Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Barclays, on behalf of the Initial Purchasers. For the avoidance of doubt, nothing contained in this Section 5(g) shall prohibit or in any way restrict, or be deemed to prohibit or in any way restrict, the issuance of the Notes pursuant to this Agreement, the issuance of any Additional Notes of the same series in accordance with the terms of the Indenture or entering into and executing additional securitization transactions.

(h) So long as any of the Notes are outstanding, the Company and the Guarantor will, at their expense, furnish to the Initial Purchasers, and, upon request, furnish to the holders of the Notes and prospective purchasers of the Notes, the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i) The Company and the Guarantor will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j) The Company, the Guarantor and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Notes in violation of applicable law.

(k) The Company and the Guarantor will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l) Each of the Company and the Guarantor will not, and will not permit any of their respective controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantor or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(m) The Company and the Guarantor agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(n) In connection with any offer or sale of the Notes, the Company and the Guarantor will not engage, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company and the Guarantor make no covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D, or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes and/or (ii) in any directed selling effort with respect to the Notes within the meaning of Regulation S under the Securities Act, and to comply with the offering restrictions requirement of Regulation S of the Securities Act. Before making, preparing, using, authorizing or distributing any General Solicitation, the Company will furnish to the Representative a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute such communications to which the Representative reasonably objects.

(o) The Company and the Guarantor agree to comply with all agreements set forth in the representation letters of the Company and the Guarantor to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and all amendments and supplements thereto (including the reasonable and documented fees, disbursements and expenses of the Company’s and the Guarantor’s accountants and counsel); (b) the issuance and delivery by the Company of the Notes, the issuance and delivery by the Guarantor of the Guarantee and any taxes payable in connection therewith; (c) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate and preparation of the Blue Sky memoranda (including, without limitation, the reasonable and documented fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), up to a maximum amount of $15,000; (d) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (e) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (f) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (g) the rating of the Notes; (h) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, and the Guarantee; (i) the performance by the Company and the Guarantor of their other obligations under this Agreement; and (j) the expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes and expenses associated with any electronic road show. It is understood that the Initial Purchasers shall pay their own expenses, and except for the fees and disbursements described in the preceding sentence, the fees and disbursements of their counsel.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of King & Spalding LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantee, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Simpson Thacher & Bartlett LLP shall have furnished to the Initial Purchasers its written opinion and negative assurance letter, as counsel to the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(d) Morgan, Lewis & Bockius LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(e) The Initial Purchasers shall have received from King & Spalding LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Initial Purchasers shall have received from RSM US LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of RSM US LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Guarantor shall have caused RSM US LLP to furnish to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) neither the Company, the Guarantor, nor any of their respective subsidiaries taken as a whole shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, the Guarantor or their respective subsidiaries taken as a whole, or any adverse change or development that could reasonably be expected to result in an adverse change in the condition (financial or otherwise), results of operations, business, management or prospects of the Company, the Guarantor and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of Barclays, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(i) The Company and the Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer and General Counsel of the Company and the Guarantor or other senior executive officer of the Company and the Guarantor satisfactory to the Initial Purchasers, as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company and the Guarantor in Section 2 are true and correct on and as of the Closing Date, and that the Company and the Guarantor have complied with all of their agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) That they have examined the Pricing Disclosure Package and the Offering Memorandum, and that in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and

(iii) To the effect of Section 7(h) (provided that no representation with respect to the judgment of Barclays need be made) and Section 7(j).

(j) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) a downgrade in the rating accorded to the Guarantor or Company’s securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 15E under the Exchange Act, or (ii) a public announcement by such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor or the Company’s securities. For the avoidance of doubt, this subsection (i) shall not apply to any rating or rating action on asset-backed securities, asset-based commercial paper, structured finance obligations or other securitization indebtedness (including any transaction-specific securitization issued by a bankruptcy-remote special purpose entity) of the Company, the Guarantor or any of their subsidiaries.

(k) The Notes shall be eligible for clearance and settlement through DTC.

(l) The Company, the Guarantor and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantor and the Trustee.

(m) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on The New York Stock Exchange, NYSE Texas, Inc., The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, or (B) trading in any securities of the Guarantor on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, either within or outside the United States, in each case, as to make it, in the judgment of Barclays, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

(n) The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, of the Chief Financial Officer of the Company as to the Solvency of the Consolidated Entity immediately following the Closing Date.

(o) The Company shall have furnished to the Initial Purchasers, on the date hereof and on the Closing Date, a certificate of the Chief Financial Officer of the Company as to certain financial data contained in the Pricing Disclosure Package and Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Initial Purchasers.

(p) On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) The Company and the Guarantor hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) Blue Sky application or other document prepared or executed by the Company or the Guarantor (or to the extent based upon any written information furnished by the Company or the Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) materials or information provided to investors by, or with the approval of, the Company or the Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any documented out of pocket legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantor may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, the Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any

amendment or supplement thereto, (B) Blue Sky Application, or (C) Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, the Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantor, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantor, and information supplied by the Company shall also be deemed to have been supplied by the Guarantor. The Company, the Guarantor, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any documented out of pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to any limitations set forth above. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company and the Guarantor acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the two paragraphs under the caption “Other Relationships” of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or the Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase the Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Initial Purchasers, may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. For all purposes in this Agreement, unless the context requires otherwise, the term “Initial Purchaser” includes any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed, but subsequently failed, to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Sections 6 and 11(except with respect to a defaulting Initial Purchaser) and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages caused by such Initial Purchaser’s default.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, (a) any of the events described in Sections 7(h), (j) or (m) shall have occurred or (b) if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Notes for any reason permitted under the Agreement, the Company and the Guarantor shall reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantor shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantor shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be sent by hand delivery, mail, overnight courier or facsimile transmission to:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

with a copy to:

King & Spalding LLP

1290 Avenue of the Americas, 14th Floor

New York, NY 10104

Attention: Keith M. Townsend, Elizabeth Morgan

Facsimile: (212) 556-2222

and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Office of the General Counsel

(b) if to the Company or the Guarantor, shall be sent by mail, telex, overnight courier or email to:

Velocity Financial, Inc.

Velocity Commercial Capital, LLC

2945 Townsgate Road, Suite 110

Westlake Village, CA 91361

Attention: Roland T. Kelly

Email: [***Redacted – Personally Identifying Information***]

with a copy, which shall not constitute notice, to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Daniel N. Webb

Email: [***Redacted – Personally Identifying Information***]

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act and the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

16. Governing Law & Venue. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law). The Company, the Guarantor and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17. Waiver of Jury Trial. The Company, the Guarantor and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship exists between the Company, the Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other hand; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantor, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantor shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantor; and (e) the Company and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantor hereby waive any claims that the Company and the Guarantor may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Guarantor, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COMPANY

VELOCITY COMMERCIAL CAPITAL, LLC

By	/s/ Roland T. Kelly
Name: Roland T. Kelly
Title: General Counsel and Chief Legal Officer

GUARANTOR

VELOCITY FINANCIAL, INC.

By	/s/ Roland T. Kelly
Name: Roland T. Kelly
Title: General Counsel and Chief Legal Officer

Accepted:

BARCLAYS CAPITAL INC.

BTIG, LLC

WELLS FARGO SECURITIES, LLC

PIPER SANDLER & CO.

By BARCLAYS CAPITAL INC., as Authorized Representative

By	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director

SCHEDULE I
Initial Purchasers	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$250,000,000
BTIG, LLC	$100,000,000
Wells Fargo Securities, LLC	$100,000,000
Piper Sandler & Co.	$50,000,000

Total	$500,000,000

I-1

SCHEDULE II

PRICING TERM SHEET

Velocity Commercial Capital, LLC

$500,000,000 9.375% Senior Notes due 2031

January 28, 2026

Issuer:	Velocity Commercial Capital, LLC

Principal Amount:	$500,000,000

Legal Format:	Rule 144A/Regulation S

Maturity Date:	February 15, 2031

Coupon:	9.375%

Offering Price:	100.00%

Yield to Maturity:	9.375%

Benchmark Treasury:	4.25% due February 28, 2031

Spread to Benchmark Treasury:	+552 basis points

Interest Payment Dates:	February 15 and August 15 of each year, beginning on August 15, 2026

Record Dates	February 1 and August 1

Ratings*	[INTENTIONALLY OMITTED]

Trade Date:	January 28, 2026

Settlement Date:

January 30, 2026 (T+2)

We expect that delivery of the Notes will be made against payment therefor on or about the second business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the Notes are delivered will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their delivery should consult their own advisor.

Optional Redemption:	Prior to February 15, 2028, at a redemption price of 100% of the principal amount, plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after February 15, 2028 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on February 15 of the years indicated below:

	Year	Price
	2028	104.688%
	2029	102.344%
	2030 and thereafter	100.000%

Equity Clawback:	Up to 40% at 109.375% prior to February 15, 2028

Change of Control:	101% plus accrued and unpaid interest

Joint Book-Running Managers:	Barclays Capital Inc.
BTIG, LLC Wells Fargo Securities, LLC Piper Sandler & Co.

CUSIP Numbers:	Rule 144A: 92259R AE5 Regulation S: U92559 AA8 IAI: 92259R AF2

ISIN Numbers:	Rule 144A: US92259RAE53 Regulation S: USU92559AA86 IAI: US92259RAF29

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Additional Changes to the Preliminary Offering Memorandum:

Description of Notes:

Set forth below are certain changes to the section entitled “Description of Notes” in the Preliminary Offering Memorandum:

Clause (D)(2) of the first paragraph of “Limitation on Restricted Payments” is amended and restated in its entirety as follows:

(2)  immediately after giving effect thereto on a pro forma basis, Parent is not able to incur at least $1.00 of additional Indebtedness pursuant to the Non-Securitization Debt to Equity Ratio, Non-Securitization Senior Debt Service Coverage Ratio and Unencumbered Assets Ratio tests set forth in the covenant described above under the caption “—Limitation on incurrence of Indebtedness,” provided however, that for purposes of measuring the Non-Securitization Senior Debt Service Coverage Ratio in this paragraph (2), the proviso in clause (2) of the first paragraph of the covenant described above under the caption “—Limitation on incurrence of Indebtedness” (with respect to the Liquidity of Parent and its Subsidiaries) shall not apply; or

Clause (D)(3)(b) of the first paragraph of “Limitation on Restricted Payments” is amended and restated in its entirety as follows:

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Parent (or in the case of clause (ii) below, any Restricted Subsidiary of Parent) from any Person after the Issue Date from:

(i) any contribution to its common equity capital or from the issue or sale of Equity Interests of Parent (other than Disqualified Capital Stock and Excluded Contributions); or

(ii) the incurrence, issuance or sale of Indebtedness of Parent or any of its Restricted Subsidiaries, in each case, that has been converted into or exchanged for such Equity Interests of Parent (other than (i) Disqualified Capital Stock or (ii) Equity Interests sold to a Subsidiary of Parent); plus

Clause (8) of the defined term “Permitted Investments” is amended and restated in its entirety as follows:

(8)  Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of Parent;

Clause (20) of the defined term “Permitted Investments” is deleted in its entirety, and clauses (21) to (26) are amended and restated in their entirety as the following clauses (20) to (25):

(20)  Investments of a Restricted Subsidiary acquired after the Issue Date or of a Person merged into Parent or merged into or consolidated with a Restricted Subsidiary permitted under the covenant described in “—Certain Covenants—Merger, consolidation and sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(21)  purchases of mortgage-backed or asset-backed securities or similar instruments related to a Permitted Business;

(22)  Investments related to any Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary deposit accounts maintained by Parent or any of its Restricted Subsidiaries with banks and other financial institutions as part of its ordinary cash management program;

(23)  (a) advances to, or guarantees of Indebtedness of, employees of Parent or any of its Subsidiaries not in excess of the greater of (i) $5.0 million and (ii) 0.09% of Total Assets of Parent and its Restricted Subsidiaries outstanding at any one time or (b) advances of payroll payments and expenses to employees of Parent or any of its Subsidiaries in the ordinary course of business;

(24)  loans and advances to officers, directors and employees of Parent or any of its Subsidiaries for business-related travel expenses, moving expenses and other travel related expenses, in each case in the ordinary course of business; and

(25)  other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (25) that are at that time outstanding, net of cash proceeds from any sale of such Investments, cash repayments of principal in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed the greater of (a) $25.0 million and (b) 0.5% of Total Assets of Parent and its Restricted Subsidiaries at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

Other information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This term sheet is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This term sheet is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description of the offering.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this term sheet is only being distributed to such persons.

This term sheet is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction from Barclays by calling your Barclays sales representative.

Any disclaimers or notices that may appear on this term sheet below the text of this legend are not applicable to this term sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this term sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

SCHEDULE III

A.	Insert list of each document provided as an amendment or supplement to the Preliminary Offering Memorandum.

None.

B.	Insert list of any “road show” materials that are Free Writing Offering Documents.

None.

III-1